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                                                                      EXHIBIT 23


                      CONSENT OF PRICEWATERHOUSECOOPERS LLP


We consent to the incorporation by reference in the registration statement on Form S-8 (No. 333-64222) of Panera Bread Company of our report dated June 20, 2003, related to the financial statements and schedules of the Panera Bread Company Savings Plan which appears in this Form 11-K.


/s/  PricewaterhouseCoopers LLP

St. Louis, Missouri
June 24, 2003